News Release
FOR IMMEDIATE RELEASE

Terex Names John L. Garrison, Jr. New Chief Executive Officer

WESTPORT, CT, October 15, 2015 – Terex Corporation (NYSE:TEX) today named John L. Garrison, Jr. Chief Executive Officer and President effective November 2, 2015. He will also become a member of the Terex Board of Directors effective November 2, 2015. Mr. Garrison will succeed outgoing CEO Ronald M. DeFeo, who will continue to serve as Executive Chairman of the Company through December 31, 2015. Mr. DeFeo will continue as a consultant for Terex after December 31, 2015 through December 31, 2016.

Mr. Garrison joins Terex from Textron, Inc. (NYSE: TXT) where he served as President and CEO of their Bell Helicopter Segment. Prior to that, Mr. Garrison was President of Textron’s Industrial Segment and E-Z-GO. He was also President and CEO at Azurix Corporation and held senior leadership positions at Case Corporation, and served as an officer in the United States Army.

“John is a proven leader with considerable experience across a variety of industries. The Board considered a highly qualified pool of outstanding candidates and we strongly believe that John is the right person to lead Terex and Konecranes Terex into the future,” said David Sachs, Terex Lead Director. “We are grateful for Ron’s many contributions to Terex over the years and his leadership through both good and bad economic cycles in continuing to improve the Company into the premier company it is today. We are pleased that Ron will be available through the leadership transition.”

Mr. DeFeo added, “I am proud of the company Terex has become in my 23 years as Terex’s leader. With my planned retirement, this day was inevitable and I am confident that John will be able to continue to create value for our shareholders and the shareholders of Konecranes Terex.”

“I am extremely excited to be leading Terex at such an important time in its history. I look forward to building on the strong foundation the team has built and positioning Terex and Konecranes Terex for success in the future,” said Mr. Garrison.

Mr. Garrison is a 1982 graduate of the United States Military Academy at West Point and received a Master of Business Administration from the Harvard Business School. He will be based in Westport, CT.

Forward Looking Statements:
This press release contains forward-looking information based on the current expectations of Terex Corporation. Because forward-looking statements involve risks and uncertainties, actual results could differ materially. Such risks and uncertainties, many of which are beyond the control of Terex, include those factors that are more specifically set forth in the public filings of Terex with the Securities and Exchange Commission. Actual events or the actual future results of Terex may differ materially from any forward looking statement due to those and other risks, uncertainties and significant factors. The forward-looking statements speak only as of the date of this press release. Terex expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement included in this press release to reflect any changes in expectations with regard thereto or any changes in events, conditions, or circumstances on which any such statement is based.

About Terex:
Terex Corporation is a lifting and material handling solutions company reporting in five business segments: Aerial Work Platforms, Construction, Cranes, Material Handling & Port Solutions and Materials Processing.

Terex manufactures a broad range of equipment for use in various industries, including the construction, infrastructure, manufacturing, shipping, transportation, refining, energy, utility, quarrying and mining industries. Terex offers financial products and services to assist in the acquisition of Terex equipment through Terex Financial Services. Terex uses its website (www.terex.com) and its Facebook page (www.facebook.com/TerexCorporation) to make information available to its investors and the market.

Contact Information:
Tom Gelston
Vice President, Investor Relations
Phone: (203) 222-5943
Email: thomas.gelston@terex.com

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Terex Corporation
200 Nyala Farm Road, Westport, Connecticut 06880
Telephone: (203) 222-7170, Fax: (203) 222-7976, www.terex.com